EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-4 (Amendment No. 2) of Valor Communications Group, Inc. of our report dated February 27, 2006 relating to the financial statements of The Wireline Division of Alltel Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Little Rock, Arkansas
May 2, 2006